                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SUPERVALU INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                SUPERVALU INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

-------------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders
                      to be Held Wednesday, June 30, 1999

  The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Wednesday, June 30, 1999, at 10:30 a.m., local time, at The Radisson Hotel South & Plaza Tower, 7800 Normandale Boulevard, Bloomington, Minnesota 55439-3145 for the following purposes:

  .to elect four directors;

  .to ratify the appointment of KPMG Peat Marwick LLP as independent auditors;

  .to vote on an amendment to the SUPERVALU INC. 1993 Stock Plan;

  and to transact such other business as may properly come before the meeting.

Record Date

  The Board of Directors has fixed the close of business on May 3, 1999, as the record date for the purpose of determining stockholders who are entitled to notice and vote at the meeting. Common and preferred stockholders are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and to confirm your attendance by telephone. Please note that the meeting location has changed to The Radisson Hotel South & Plaza Tower this year. A map showing the location of The Radisson Hotel South & Plaza Tower is included on your proxy card. If you need special assistance because of a disability, please contact me at P.O. Box 990, Minneapolis, Minnesota 55440.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          John P. Breedlove
                                          Secretary

May 11, 1999

PROXY STATEMENT--VOTING PROCEDURES
-------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT

 . Voting by Mail. Whether or not you expect to attend the meeting, please sign, date, and mail your proxy promptly in the enclosed postage paid envelope.

 . Voting by Telephone and the Internet. If you wish to vote by telephone or by the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet you do not need to return the proxy card.

It is important that all stockholders vote. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Vote Required and Method of Counting Votes

 . Number of Shares Outstanding. SUPERVALU has two classes of capital stock outstanding. The holders of Common Stock and Preferred Stock are entitled to one vote for each share held, voting together as one class. 119,678,550 shares of Common Stock and 1,341 shares of Preferred Stock are eligible to vote at the meeting.

 . Vote Required. The following is an explanation of the vote required for each of the items to be voted on.

Election of Directors (Item 1)

The four nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

All Other Items (Items 2-3)

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Items 2 and 3. Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote of the shares against the item. Shares represented by a proxy as to which there is a "broker non-vote" (i.e. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted by sending a written statement to the Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by appearing and voting at the meeting.

Voting By Participants in SUPERVALU Benefit Plans

If you own SUPERVALU shares as a participant in one or more of SUPERVALU's employee benefit plans, you will receive a single proxy card that covers both the shares credited to your plan account(s) and shares you own that are registered in the same name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants will serve as voting instructions to the trustee(s) for the plans whether provided by mail, telephone or the Internet.

Other Business

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment. This Proxy Statement will be first mailed to stockholders on or about May 11, 1999.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------

The Board of Directors held six regular meetings during the last fiscal year and took action three times by written consent. Each director attended more than 75% of the meetings of the Board and its committees on which the director served, except for Lawrence A. Del Santo and Garnett L. Keith, Jr., who each attended 73%. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other com-mittees: Audit, Finance, Executive Personnel and Compensation, and Director Affairs. Membership on the Audit and Executive Personnel and Compensation Com-mittees is limited to non-employee directors.

Audit Committee

The following directors serve on the Audit Committee: Garnett L. Keith, Jr. (Chairman), Charles M. Lillis, Harriet Perlmutter and Steven S. Rogers. The Audit Committee met three times in the last fiscal year.

The primary responsibilities of the Audit Committee are to:

 . Assess and recommend to the full Board of Directors and the stockholders the selection of independent auditors;

 . Review and evaluate the scope of the annual audit and the activities and reports of the independent auditors;

 . Review the objectives, scope, and results of internal audit examinations and the status of management actions for implementing the recommendations; and

 . Review compliance with the Company's Code of Conduct.

Finance Committee

The following directors serve on the Finance Committee: Herman Cain (Chairman), Garnett L. Keith, Jr., Charles M. Lillis, Harriet Perlmutter, Steven S. Rogers, Carole F. St. Mark and Michael W. Wright. The Finance Committee met two times in the last fiscal year.

The primary responsibilities of the Finance Committee are to review the financial structure, policies, and future financial plans of the Company and to make recommendations concerning them to the Board. In carrying out these responsibilities, the Finance Committee periodically reviews:

 . The annual operating and capital budgets of the Company as proposed by management, and performance by the Company as compared to the approved budgets;

 . Dividend policy and rates;

 . Investment performance of the Company's employee benefit plans;

 . Company financing arrangements;

 . The Company's capital structure, including key financial ratios such as debt to equity ratios and coverage of fixed charges; and

 . Proposals for changes in the capitalization of the Company, including purchases of treasury stock.

Director Affairs Committee

The following directors serve on the Director Affairs Committee: William A. Hodder (Chairman), Lawrence A. Del Santo, Edwin C. Gage, Richard L. Knowlton and Michael W. Wright. The Director Affairs Committee met three times in the last fiscal year.

The mission of the Director Affairs Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out its mission, the Director Affairs Committee establishes and regularly reviews the Board of Directors' policies and procedures which provide:

 . Criteria for the size and composition of the Board;

 . Procedures for the conduct of Board meetings including executive sessions of the Board;

 . Policies on director retirement and resignation;

 . Criteria regarding personal qualifications needed for Board membership; and

 . Appropriate compensation for directors.

In addition, the Director Affairs Committee has responsibility to:

 . Consider and recommend nominations for Board membership and the composition of Board Committees;

 . Evaluate Board practices at SUPERVALU and other well-managed companies and recommend appropriate changes to the Board (see "SUPERVALU Board Practices" below); and

 . Consider governance issues raised by stockholders and recommend appropriate responses to the Board.

Executive Personnel and Compensation Committee

The following directors serve on the Executive Personnel and Compensation
Committee: Edwin C. Gage (Chairman), Herman Cain, Lawrence A. Del Santo, William A. Hodder, Richard L. Knowlton and Carole F. St. Mark. This Committee met two times in the last fiscal year and took action once by written consent. When necessary for purposes of Section 162(m) of the Internal Revenue Code, the Committee acts by subcommittee comprised solely of the members of the Committee who are "outside directors" as defined pursuant to Section 162(m). This subcommittee met two times in the last fiscal year and took action once by written consent and was comprised of all of the members of the Committee except for Mr. Gage. See "Compensation Committee Interlocks and Insider Participation."

The primary functions of the Executive Personnel and Compensation Committee are to:

 . Determine the process to evaluate the performance of the Chief Executive
   Officer;

 . Review and recommend to the Board the compensation of the Chief Executive
   Officer;

 . Review and recommend to the Board major changes in executive compensation programs, executive stock options and retirement plans for officers;

 . Consider and make recommendations to the Board concerning the annual election of corporate officers and the Company's succession plan;

 . Approve annual salaries and bonuses of corporate officers and other executives at specified levels;

 . Review and approve participants and performance targets under annual and long-term incentive compensation plans; and

 . Approve stock option grants and awards under the Company's stock option plans, bonus and other incentive plans.

SUPERVALU BOARD PRACTICES
-------------------------------------------------------------------------------

In order to help our stockholders better understand SUPERVALU's Board practices, we are including the following description of current practices. The Director Affairs Committee periodically reviews these practices.

Evaluation of Board Performance

In order to continue to evaluate and improve the effectiveness of the Board, the Director Affairs Committee evaluates the Board's performance as a whole once every two years. The evaluation process includes a survey of the individual views of all non-employee directors, a summary of which is then shared with the Board.

Size of the Board

Although the size of the Board may vary from time to time, the Board believes the size should preferably be not less than ten or more than fourteen members. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision-making and adequate staffing of Board committees. The Board also believes that the SUPERVALU Board should be made up of a substantial majority of independent, non-employee directors. It is the Board's policy that no more than three members of the Board will be employees of SUPERVALU. These management members will include the Chief Executive Officer and up to two additional persons whose duties and responsibilities identify them as top management individuals in the Company. The Board currently has eleven members, one of which is the CEO.

Director Retirement

Non-employee directors must retire at the annual meeting following the date they attain the age of seventy. In addition, non-employee directors elected after February 27, 1994 will serve a maximum term of fifteen years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. At that time, the Director Affairs Committee will review the continuation of Board membership under these new circumstances, and make a recommendation to the full Board.

The Board also has adopted a policy calling for employee directors, other than the CEO, to retire from the Board at the time of a change in their status as an officer of SUPERVALU. A former CEO may continue to serve on the Board until the third anniversary after his or her separation from the Company. If a former CEO, however, leaves the Company to accept another position, the CEO will retire as a director effective simultaneously with his or her separation from the Company.

Selection of Directors

All directors are encouraged to submit the name of any candidate deemed qualified to serve on the Board, together with all available information on the candidate, to the Chairperson of the Director Affairs Committee. The Director Affairs Committee considers potential Board candidates and makes its recommendation to the full Board.

Board Meetings

The Board meets at least six times per year. Board meetings normally do not exceed one day in length. The Board meets in Executive Session, without management in attendance, at the beginning of each regularly scheduled Board meeting. The Board also schedules a longer multi-day off-site planning meeting every other year.

Executive Sessions of Outside Directors

Outside directors have the opportunity to meet together as a group, without the CEO or other inside directors in attendance, at the conclusion of the Executive Session of a Board meeting, and otherwise at the request of any director. The Chairperson of the Director Affairs Committee will preside during any session of the Board at which only outside directors are present; provided, however, that the Chairperson of the Executive Personnel and Compensation Committee will preside during any non-employee director session held for the purpose of conducting the CEO's performance review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------

The following table sets forth information with respect to the only persons or groups known to the Company as of April 1, 1999, to be the beneficial owner of more than 5% of its Common Stock. Information in this table has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

      Name and Address of                Amount and Nature of             Percent of
       Beneficial Holder                 Beneficial Ownership               Class
      -------------------                --------------------             ----------
AMVESCAP PLC                                  12,205,476                     10.1%
 11 Devonshire Square
 London, EC2M 4YR
 England (1)

Sanford C. Bernstein & Co., Inc.               8,439,674                      7.0%
 767 Fifth Avenue
 New York, New York 10153 (2)

--------

(1) Based on information in a Schedule 13G Report dated February 8, 1999, delivered to the Company and indicating that AMVESCAP PLC and certain of its subsidiaries are the beneficial owners of 12,205,476 shares of Common Stock and possess shared voting and dispositive power with respect to such shares as of February 8, 1999.

(2) Based on information in a Schedule 13G Report dated February 5, 1999, delivered to the Company and indicating that Sanford C. Bernstein & Co., Inc. is beneficial owner of 8,439,674 shares, possesses sole voting power with respect to 4,535,808 shares, shared voting power with respect to 1,123,848 shares, and sole dispositive power with respect to 8,439,674 shares as of December 31, 1998.

SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------

The following table sets forth information, as of April 15, 1999, concerning beneficial ownership of SUPERVALU Common Stock by each director and nominee, by each of the executive officers named in the Summary Compensation Table on page 9 and by all directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power, and shares over which a person has sole or shared dispositive power, whether or not a person has any economic interest in the shares. Information in this table has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

                          Amount and Nature of                      Percent
        Name of                Beneficial      Options Exercisable     of
    Beneficial Owner         Ownership (1)     Within 60 Days (2)   Class (2)
    ----------------      -------------------- ------------------- ----------
Herman Cain                        4,571               24,000           *
Lawrence A. Del Santo              4,206               12,000           *
Edwin C. Gage                     42,505               15,466           *
William A. Hodder                 15,000               18,885           *
Garnett L. Keith, Jr.             10,866               24,000           *
Richard L. Knowlton               10,807               16,589           *
Charles M. Lillis                 10,322               18,000           *
Harriet Perlmutter                17,502               24,000           *
Steven S. Rogers                   3,679                3,000           *
Carole F. St. Mark                 5,971               21,600           *
Michael W. Wright (3)            420,037              833,530         1.0%
David L. Boehnen                 121,560              174,827           *
William J. Bolton                 21,697              148,000           *
Pamela K. Knous                   40,437               66,000           *
Jeffrey Noddle                   119,417              378,932           *
All directors and
 executive officers as a
 group (27 persons)            1,235,370            2,434,990         3.1%

--------
*  Less than 1%.

(1) The persons listed have sole voting and investment power with respect to the shares listed except as follows. The following persons have shared voting and investment power: Mr. Gage: 8,000 shares; Ms. Perlmutter: 3,000 shares; and Mr. Wright: 43,552 shares. The following non-employee directors have sole voting power, but no investment power, over shares held in the Non-Employee Directors Deferred Stock Plan Trust as follows:
    Herman Cain: 2,571 shares; Lawrence A. Del Santo: 4,206 shares; Edwin C.
    Gage: 2,571 shares; William A. Hodder: 9,485 shares; Garnett L. Keith,
    Jr.: 6,866 shares; Richard L. Knowlton: 7,396 shares; Charles M. Lillis:
    8,322 shares; Harriet Perlmutter: 4,102 shares; Steven S. Rogers: 679 shares; and Carole F. St. Mark: 2,571 shares.

(2) Options exercisable within 60 days are deemed beneficially owned and are included in the percent of class owned.

(3) Includes 13,150 shares held by or for a child of Mr. Wright, as to which shares he disclaims beneficial ownership; and 8,000 shares held in a retirement trust for Mr. Wright.

ELECTION OF DIRECTORS (ITEM 1)
-------------------------------------------------------------------------------

The Board is divided into three classes with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next Annual Meeting, at which time the stockholders elect a director to fill the balance of the unexpired term or the term established by the Board. Edwin C. Gage, Garnett L. Keith, Jr., Richard L. Knowlton and Carole F. St. Mark are nominated for three-year terms expiring in 2002. There are currently eleven members of the Board.

The Board of Directors is informed that each of the four nominees is willing to serve as a director; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for another person as the holders of the proxies decide.

The following sets forth information, as of April 15, 1999, concerning the four nominees for election as directors of the Company and as to the seven directors of the Company whose terms of office will continue after the Annual Meeting.

             NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING
                         AT THE ANNUAL MEETING IN 2002

EDWIN C. GAGE, age 58
 . Chairman and Chief Executive Officer of GAGE Marketing Group, L.L.C. (an
   integrated marketing services company) since 1991
 . Elected a Director of SUPERVALU in 1986
 . Also a Director of AHL Services, Inc. and Fingerhut Companies, Inc.

GARNETT L. KEITH, JR., age 63
 . Chairman and Chief Executive Officer of SeaBridge Investment Advisors, LLC
   (a registered investment company) since 1996
 . Vice Chairman of The Prudential Insurance Company of America (an insurance company) from 1984 to 1996
 . Elected a Director of SUPERVALU in 1984
 . Also a Director of Pan-Holding Societe Anonyme

RICHARD L. KNOWLTON, age 66
 . Chairman of the Hormel Foundation (a charitable foundation controlling
   41.7% of Hormel Foods Corporation) since 1995
 . Chairman and a Director of Hormel Foods Corporation (a food manufacturing company) from 1981 to 1995
 . Elected a Director of SUPERVALU in 1994
 . Also a Director of ReliaStar Financial Corp. and a member of the Board of Trustees, Mayo Foundation

CAROLE F. ST. MARK, age 56
 . President and Chief Executive Officer of Growth Management, LLC (a business development and strategic management company) since 1997
 . President and Chief Executive Officer of Pitney Bowes Business Services, a unit of Pitney Bowes, Inc. (a company engaged in the production and supply of business and business-related products and services) from 1994 to 1997
 . President of Pitney Bowes Logistics Systems and Business Services from 1990 to 1994.
 . Elected a Director of SUPERVALU in 1989
 . Also a Director of Gerber Scientific, Inc., Polaroid Corporation and Royal
   & SunAlliance Insurance Group plc.

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001

HERMAN CAIN, age 53
 . Chief Executive Officer and President of the National Restaurant
   Association (a membership association of restaurant companies) since December 1996
 . Chairman of the Board of Godfather's Pizza, Inc. (a company engaged in the operation and franchising of pizza restaurants) since 1986
 . Chief Executive Officer of Godfather's Pizza, Inc. from 1986 to December
   1996
 . Elected a Director of SUPERVALU in 1991
 . Also a Director of Nabisco Holdings Corp., UtiliCorp United Inc. and
   Whirlpool Corporation

CHARLES M. LILLIS, age 57
 . Chairman and Chief Executive Officer of MediaOne Group (a broadband commu-
   nications company) since June 1998
 . President and Chief Executive Officer of US WEST Media Group, a division of
   US WEST, Inc. from April 1995 to May 1998
 . Executive Vice President and Chief Planning Officer, US WEST, Inc. and
   President of US WEST Diversified Group from 1991 to 1994
 . Elected a Director of SUPERVALU in 1995
 . Also a Director of Ascent Entertainment Group Inc.

STEVEN S. ROGERS, age 41
 . Clinical Professor of Finance and Management at J.L. Kellogg Graduate
   School of Management at Northwestern University since 1995
 . Owner of Fenchel Lampshade Company (a private manufacturing company) from
   1988 to 1995

MICHAEL W. WRIGHT, age 60
 . Chairman of the Board, President and Chief Executive Officer of the Company
   since 1982
 . Elected a Director of SUPERVALU in 1977
 . Also a Director of Honeywell Inc., The Musicland Stores Corporation and
   Wells Fargo & Company

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2000

LAWRENCE A. DEL SANTO, age 65
 . Chief Executive Officer of The Vons Companies (a retail grocery company)
   from 1994 to April, 1997
 . Senior Executive Vice President and Chief Operating Officer--Food for
   American Stores Company (a retail grocery company) from 1993 to April, 1994 . Elected a Director of SUPERVALU in 1997
 . Also a Director of Hussman Corporation and PETsMART, Inc.

WILLIAM A. HODDER, age 67
 . Chief Executive Officer of Donaldson Company, Inc. (a manufacturer of filtration devices) from 1982 to 1996
 . Elected a Director of SUPERVALU in 1990
 . Also a Director of The Musicland Stores Corporation, ReliaStar Financial
   Corp. and Wells Fargo & Company

HARRIET PERLMUTTER, age 67
 . Trustee of the Papermill Playhouse (The State Theatre of New Jersey) . Elected a Director of SUPERVALU in 1978

COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------
Non-employee directors receive the following compensation for their Board service:

 . Cash retainer of $22,000 per year;

 . Deferred retainer of $15,000 per year payable in SUPERVALU Common Stock under the Non-Employee Directors Deferred Stock Plan;

 . $1,800 for each Board meeting attended;

 . $1,000 for each Committee meeting attended; and

 . An option to purchase 4,000 shares of Common Stock when the director joins the Board. At the 1999 Annual Meeting each director will receive an option to purchase 2,000 shares. Thereafter, at the time of the Company's Annual Meeting, each director will receive a 4,000 share option. Options granted to directors are at current fair market value and are fully exercisable on grant.

Committee chairpersons receive an additional annual retainer in the following amounts:

 . Audit, Finance and Director Affairs Committees: $2,500; and

 . Executive Personnel and Compensation Committee: $4,000.

Effective June 27, 1996, the Company's retirement/deferral program for directors was discontinued and benefits previously earned by directors were frozen. A director first elected to SUPERVALU's Board prior to June 27, 1996 will receive at termination an annual payment of $20,000 per year for the number of years of the director's Board service prior to June 27, 1996, but not more than ten years. Directors first elected to the Board after June 27, 1996 do not participate in the retirement/deferral program.

Directors may elect to defer payment of their directors' fees under one or more of the following arrangements:

 . Directors Deferred Compensation Plan and Executive Deferred Compensation
   Plans. Fees and quarterly interest are credited to an account for the director, until payment is made from the plan following retirement from the Board.

 . Non-Employee Directors Deferred Stock Plan. Fees are credited to a deferred stock account for each director. To encourage increased stock ownership, a director who chooses to defer payment of cash fees into this plan will receive deferred stock equal to 110% of the fee otherwise payable. The Company contributes the deferred cash fee to an irrevocable trust and the trust purchases shares of SUPERVALU Common Stock. The trust assets remain subject to the claims of the Company's creditors. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board.

COMPENSATION OF EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table shows compensation for each of the last three fiscal years of the Chief Executive Officer and the other four most highly compensated persons serving as executive officers at the end of the fiscal year. All award information has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                        Annual Compensation          Compensation Awards
                                  -------------------------------- -----------------------
                                                         Other     Restricted  Securities
                                                         Annual      Stock     Underlying   All Other
        Name and          Year     Salary    Bonus    Compensation   Awards   Options/SARs Compensation
   Principal Position     (1)       ($)       ($)         ($)        ($)(2)      (#)(3)       ($)(4)
   ------------------     ----    -------- ---------- ------------ ---------- ------------ ------------
Michael W. Wright         1999    $873,582 $  682,442    $    0    $1,179,068  1,806,697     $70,277
Chairman, President and   1998     868,140  1,215,396        82     1,166,905    318,924      39,293
Chief Executive Officer   1997     819,000    532,350     1,430             0    160,000       3,375
David L. Boehnen          1999    $345,727 $  194,368    $    0    $  320,726    115,441     $ 6,800
Executive Vice President  1998     297,115    266,955         0       317,411     66,070       4,960
                          1997     250,000    104,000         0             0     20,000       3,375
William J. Bolton         1999    $440,000 $  247,368    $    0    $  391,330     40,000     $     0
Executive Vice President  1998(5)  157,115    149,260         0       908,339    300,000           0
Pamela K. Knous           1999    $330,000 $  185,526    $    0    $  255,855     40,000     $     0
Executive Vice            1998(6)  132,692    127,384         0       113,751    100,000           0
President,
Chief Financial Officer
Jeffrey Noddle            1999    $473,118 $  261,256    $    0    $  471,366     40,000     $18,380
Executive Vice President  1998     445,404    427,588         9     1,630,872    251,970      14,323
                          1997     420,000    210,000        46             0     50,000       3,375

--------
(1) Fiscal 1998 was a 53 week fiscal year. This table includes 53 weeks of salary and bonus for fiscal 1998.

(2) The amounts reflected in fiscal 1998 and 1999 represent the value of the shares of restricted stock earned under the Company's Long-Term Incentive Plan based on the achievement of designated level of corporate return on invested capital and sales for fiscal 1998 and 1999, respectively. Such shares earned in fiscal 1999 and 1998 will vest and the restrictions will be removed at the end of fiscal 2000 if such named executive officers remain in the employ of the Company at the time of vesting. The number of shares earned in fiscal 1998 are as follows: 48,748 shares for Mr. Wright;13,260 shares for Mr. Boehnen; 5,518 shares for Mr. Bolton; 4,752 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. The number of shares earned in fiscal 1999 are as follows: 48,747 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 16,179 shares for Mr. Bolton; 10,578 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. In addition, in fiscal 1998, Mr. Bolton and Mr. Noddle received a special award of 40,000 and 60,000 restricted stock units, respectively, under the Company's 1993 Stock Plan. The award of restricted stock units was made to incent Mr. Bolton and Mr. Noddle to remain with the Company. See "Report of Executive Personnel and Compensation Committee." For purposes of this table, the restricted stock and the restricted stock units are valued based on the closing price of the Company's Common Stock on the date of grant. Dividends are paid on the shares of restricted stock. Dividends are not paid on restricted stock units. As of February 27, 1999, the number and fair market value of all shares of restricted stock and restricted stock units held or earned by the above named executive officers were as follows: Mr. Wright: 97,495, $2,358,160; Mr. Boehnen: 26,520, $641,453;
    Mr. Bolton: 61,697, $1,492,296; Ms. Knous: 15,330, $370,794; and Mr.
    Noddle: 98,976, $2,383,982.

(3) The total number of option awards in fiscal 1999 and fiscal 1998 includes restoration options (as more fully described below) received by the following named executive officers in the amounts stated: Mr. Wright, 206,697 and 158,924 shares in fiscal 1999 and fiscal 1998, respectively; Mr. Boehnen, 65,441 and 16,070 shares in fiscal 1999 and fiscal 1998, respectively; and Mr. Noddle, 0 and 61,970 shares in fiscal 1999 and fiscal 1998, respectively. In fiscal 1999, Mr. Wright received a premium price option award to purchase 1,400,000 shares of SUPERVALU Common Stock. See "Option/SAR Grants in Last Fiscal Year" below. A limited stock appreciation right has been granted in tandem with each option reported in the table for grants made in fiscal 1997 and fiscal 1998, and is exercisable for cash in lieu of the related option only upon a Change of Control. Except for Mr. Wright's premium price option award that includes 700,000 tandem limited stock appreciation rights, no limited stock appreciation rights were granted in tandem with the grants made in fiscal 1999.

(4) For fiscal 1999, the amount of All Other Compensation reflects contributions during the fiscal year by the Company under the Qualified Pre-Tax Savings and Profit Sharing (401(k)) Plan ("401(k) Plan") and to an unfunded non-qualified deferred compensation plan because of limitations on the annual compensation that can be taken into account under the 401(k) Plan as follows: $6,800 and $52,720 for Mr. Wright; $6,800 and $0 for Mr. Boehnen; and $6,800 and $11,580 for Mr. Noddle. In addition, for fiscal 1999, the amount shown under All Other Compensation for Mr. Wright includes $10,757, representing the value of the split dollar life insurance arrangement. See "Report of Executive Personnel and Compensation Committee--Other Compensation Actions."

(5) Mr. Bolton's employment with the Company began on October 20, 1997.

(6) Ms. Knous' employment with the Company began on September 22, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on grants of stock options and stock appreciation rights for fiscal 1999 to the named executive officers. Information in this table has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

                                 Individual Grants
                   -----------------------------------------------
                                                                         Potential
                                 Percent of                          Realizable Value
                    Number of      Total                             at Assumed Annual
                    Securities  Options/SARs                       Rates of Stock Price
                    Underlying   Granted to  Exercise                Appreciation for      Prior Columns
                   Options/SARs  Employees    or Base                 Option Term (1)    Annualized (1)(2)
                     Granted         in        Price    Expiration --------------------- -----------------
      Name             (#)      Fiscal Year  ($/Share)     Date      5%($)      10%($)    5%($)    10%($)
      ----         ------------ ------------ ---------  ---------- ---------- ---------- -------- --------
Michael W. Wright    200,000(3)      5.4      $23.08     04/08/08  $2,902,751 $7,356,141 $290,275 $735,614
                      61,531(4)      1.7       27.66     05/01/01     125,177    253,096   50,919  102,954
                     145,166(4)      3.9       27.66     06/26/00     327,708    665,044  201,666  409,258
                   1,400,000(5)     37.8       40.00     12/16/08           0          0        0        0
David L. Boehnen      50,000(3)      1.4       23.08     04/08/08     725,688  1,839,035   72,569  183,904
                      26,450(4)       .7       25.94     05/01/01      88,532    183,564   35,413   73,426
                      30,810(4)       .8       25.94     06/26/00      66,733    135,545   40,040   81,327
                       3,460(4)       .1       25.94     04/11/05      33,088     75,939    5,058   11,609
                       4,721(4)       .1       25.94     04/09/07      62,277    150,947    7,291   17,672
William J. Bolton     40,000(3)       .6       23.08     04/08/08     580,550  1,471,228   58,055  147,123
Pamela K. Knous       40,000(3)       .6       23.08     04/08/08     580,550  1,471,228   58,055  147,123
Jeffrey Noddle        40,000(3)       .6       23.08     04/08/08     580,550  1,471,228   58,055  147,123

Total potential realizable value for the named officers who received stock option grants is $6,073,604 and $15,072,995 at the 5% and 10% stock price growth assumptions respectively. Assuming 5% and 10% stock price growth over a period of 10 years commencing April 1, 1998, the increase in total stockholder value from stock price appreciation alone for all shares outstanding on that date would be $1,806,570,776 and $4,578,848,243.
--------
(1) These amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.
(2) Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option. Original options are granted with a ten year term. Restoration options (described below) have a term equal to the remaining term of the original option.
(3) The option has been granted with a ten-year term. 20% of the option is exercisable upon grant and an additional 20% becomes exercisable on each of the next four anniversary dates of grant, except that the option becomes fully exercisable upon a Change of Control. The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or offset of the underlying shares. A "restoration" option (also referred to as a "reload" option) is granted when the option is exercised and payment of the exercise price is made by delivery of SUPERVALU Common Stock. Each restoration option is granted for the number of shares of Common Stock tendered as payment for the exercise price and tax withholdings, upon exercise of the original option. The exercise price of each restoration option is the fair market value of SUPERVALU Common Stock on the date of grant. Each restoration option is exercisable in full on the date of grant, and will expire on the same date as the original option. All options reported in the table are entitled to restoration options, except for restoration options and the premium price stock option award (described below).
(4) Grant of a restoration option with a limited stock appreciation right exercisable for cash in lieu of the option only upon a Change of Control.
(5) This premium price stock option award was made subject to the Company's stockholders approving an amendment to the 1993 Stock Plan to increase the award limitation for the Chief Executive Officer from 500,000 to 1,810,000 shares during only the 1998 calendar year. See Item 3. "Proposal to Approve an Amendment to the SUPERVALU INC. 1993 Stock Plan" below. The premium price option was granted with a ten-year term and an exercise price equal to the greater of $40 (approximately 156% of the market price of SUPERVALU Common Stock on the date of grant) or the market price of SUPERVALU Common Stock on the date of the 1999 Annual Stockholder's Meeting. The vesting of the option award is contingent on Mr. Wright remaining an employee of the Company with the title of either "Chairman and CEO" or "Chairman" through March 1, 2002, and the Company achieving either one of two performance hurdles: (a) either the market price of SUPERVALU Common Stock exceeds the option exercise price for 10 consecutive trading days prior to February 28, 2003 or (b) the net income growth of the Company during fiscal 2000-2003 must exceed 12.5% compounded annually, subject to a minimum Return on Invested Capital threshold. No vesting of the option will occur prior to March 1, 2002, except in the event Mr. Wright's employment is terminated because of death, permanent disability or termination without cause. In the event of a Change of Control of the Company, the option will automatically convert into one limited stock appreciation right with an exercise price equal to $25.5938, the market price on the date of grant, for every two option shares outstanding. No restoration stock option or reload treatment is available for this award.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------

The following table provides information on option exercises in fiscal 1999 by the named executive officers, and the value of such officers' unexercised options/SARs at the end of the fiscal year. Information in this table has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

                                                     Number of Securities     Value of Unexercised In-
                                                    Underlying Unexercised              the-
                                                    Options/SARs at Fiscal       Money Options/SARs
                            Shares                       Year-End (#)          at Fiscal Year-End ($)
                         Acquired on     Value     -------------------------  -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable Unexercisable
          ----           ------------ ------------ ----------- -------------  ----------- -------------
Michael W. Wright ......   323,661     $4,267,423    586,833     1,740,000(1) $4,019,088   $1,479,231
David L. Boehnen........   127,279      1,338,778     85,791        82,600       539,685      400,845
William J. Bolton.......         0              0    128,000       212,000       633,246      972,056
Pamela K. Knous.........         0              0     48,000        92,000       194,498      313,934
Jeffrey Noddle..........    14,256        113,484    330,930       176,002     2,247,759      970,480

--------
(1) Includes a premium price stock option award to purchase 1,400,000 shares of SUPERVALU Common Stock that was made subject to the Company's stockholders approving an amendment to the 1993 Stock Plan. See Item 3. "Proposal to Approve an Amendment to the SUPERVALU INC. 1993 Stock Plan."

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on awards made to the named executive officers during the fiscal year. Information in this table has been adjusted to reflect a two-for-one stock split paid on August 18, 1998.

                          Number of Shares, Units  Performance or Other Period
          Name            or Other Rights (#)(1)  Until Maturation or Payout (1)
          ----            ----------------------- ------------------------------
Michael W. Wright........         23,446              Fiscal Years 1999-2001
David L. Boehnen.........          6,746              Fiscal Years 1999-2001
William J. Bolton........          8,652              Fiscal Years 1999-2001
Pamela K. Knous..........          6,490              Fiscal Years 1999-2001
Jeffrey Noddle...........          9,250              Fiscal Years 1999-2001

--------
(1) Awards are of stock units under the Company's Long-Term Incentive Plan, each of which represents the right to receive one share of restricted stock upon achievement of specified performance objectives. Stock units will be converted to restricted stock based on the Company's total return on invested capital ("ROIC") relative to the specified performance objectives for the fiscal 1999--fiscal 2001 performance period. No stock units will be converted to restricted stock if the pre-established minimum ROIC performance objective is not achieved. If the minimum, target or maximum ROIC performance objective is achieved, then 50%, 100% or 150%, respectively, of the awarded stock units will be converted to restricted stock. If the Company's actual ROIC performance falls between the minimum and target or the target and maximum objectives, the percent of stock units converting to restricted stock will be extrapolated accordingly. Shares earned for ROIC performance as described above may be increased if Company sales exceed 2% of a pre-established sales target, but only if the ROIC performance is at or above target. At sales growth of 3% over the sales target, the stock units to be converted to restricted stock will be increased by 10%, progressing linearly to a 50% increase in such restricted stock for Company sales of 7% or more over the sales target. Shares of restricted stock issued upon conversion of stock units would vest at the end of fiscal 2002, provided that the named officer continues in the employ of the Company at the time of vesting. No dividends are paid on stock units. Dividends are paid on all shares of restricted stock that are issued.

PENSION PLANS
-------------------------------------------------------------------------------

The following table shows estimated maximum annual benefits which would be paid to an employee upon retirement at age 65 under the combination of the Company's tax qualified defined benefit retirement plan, the Non-Qualified Supplemental Executive Retirement Plan (or, if applicable, the Excess Benefit
Plan) maintained for certain highly compensated employees, and the "Retirement Benefit Plan Account" of the Company's deferred compensation plans. The table does not reflect the $130,000 per year limitation on annual benefits payable from the plans imposed by Section 415 of the Internal Revenue Code, nor the $160,000 per year limitation on compensation included in final annual average pay imposed by Section 401(a)(17) of the Internal Revenue Code. The Company's Non-Qualified Supplemental Executive Retirement Plan and Excess Benefits Plan allow payment of additional benefits so that retiring employees may receive, in the aggregate, the benefits they would have been entitled to receive if such Sections did not impose maximum limitations.

                                                  Years of Service (1)
Final Annual                               -----------------------------------
Average Pay (including Salary and Bonus)      15       20       25       30
----------------------------------------   -------- -------- -------- --------
$  250,000................................ $ 55,875 $ 74,500 $ 93,125 $111,750
   450,000................................  103,875  138,500  173,125  207,750
   650,000................................  151,875  202,500  253,125  303,750
   850,000................................  199,875  266,500  333,125  399,750
 1,350,000................................  319,875  423,500  526,125  625,750
 1,800,000................................  427,875  567,500  705,125  841,750

--------
(1) The above estimates of annual benefits payable on normal retirement are computed using the straight-life annuity method and are based on certain assumptions, including (a) that the employee remains until the normal retirement age of 65 (although retirement is permitted at age 62 without benefit reduction because of age); and (b) that the present retirement plans remain in force until the retirement date. Benefits under plans are not reduced by the participant's Social Security benefit.

As to each of the individuals named in the Summary Compensation Table above, their final annual average pay and credited years of service under the plans as of February 27, 1999, were as follows: Mr. Wright: $1,421,777, 22 years; Mr. Boehnen: $373,989, 7.8 years; Mr. Bolton: $432,035, 2.8 years; Ms. Knous:
$295,038, 1.4 years; and Mr. Noddle: $638,398, 22.8 years.

During fiscal year 1999, the Executive Personnel and Compensation Committee adopted or changed certain non-qualified supplemental arrangements for Mr. Wright and Mr. Bolton. See "Report of Executive Personnel and Compensation Committee--Other Compensation Actions."

CHANGE IN CONTROL AGREEMENTS
-------------------------------------------------------------------------------

Change in Control Agreements. The Company has entered into Severance Agreements with officers of the Company, including those identified in the Summary Compensation Table above. In general, these agreements entitle the executive to a lump sum payment if the executive's employment is terminated (other than for Cause or disability) within two years after a Change of Control (as defined). The lump-sum cash payment is equal to a multiple of one, two or three times the executive's annual base salary, annual bonus and the value of the executive's annual perquisites. The multiple is three for Mr. Wright, Mr. Boehnen, Mr. Bolton, Ms. Knous and Mr. Noddle; and one or two for all other officers of the Company. Each executive would also receive a lump-sum retirement benefit equal to the present value of the additional qualified pension plan benefits the executive would have accrued under the plan absent the early termination. Generally, the executive would also be entitled to continued family medical coverage, dental and life insurance coverage until the earlier of 24 months after termination or the commencement of comparable coverage with a subsequent employer. Mr. Wright's Severance Agreement also provides for payment to be made if his employment is terminated for any reason during the seventh month following a Change of Control. Each Severance Agreement includes a covenant not to compete with the Company. Due to the possible imposition of excise taxes on the payments under the severance agreement and under certain other benefit plans and programs of the Company (including such plans mentioned below), all severance benefits payable to an executive would be increased by the amount equal to the excise tax imposed on the executive's severance payments plus all taxes attributable to this gross-up amount.

Several of the Company's compensation and benefit plans contain provisions for enhanced benefits on a Change of Control. They include stock options, performance shares, restricted stock awards and executive deferred compensation plans. Executive officers also hold limited stock appreciation rights that become exercisable upon a Change of Control, allowing the executive to receive cash for the bargain element in the related stock option. The Company's retirement plans provide for full vesting if employment terminates under specified circumstances following a Change of Control, and preserve any excess plan assets for the benefit of plan participants for five years following a Change of Control.

The Company may set aside funds in an irrevocable grantor trust to satisfy its obligations arising from certain of its benefit plans. Funds will be set aside in the trust automatically upon a Change of Control. The trust assets would remain subject to the claims of the Company's creditors.

REPORT OF EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE
-------------------------------------------------------------------------------
Compensation Principles

The Executive Personnel and Compensation Committee of the Board of Directors, composed entirely of independent non-employee directors, has adopted a comprehensive Executive Compensation Program based on the following principles:

 . The program will enable SUPERVALU to attract, retain and motivate the key executives necessary for current and long-term success.

 . Compensation plans are designed to support SUPERVALU's long range business strategy.

 . Executive compensation is linked to corporate performance and attainment of designated strategic objectives.

 . A significant portion of executive gain is tied to the enhancement of stockholder value.

 . The Committee exercises independent judgment and approval authority with respect to the executive compensation program and the awards made under the program.

Compensation Methodology

The structure of the Executive Compensation Program is based on a market comparison of compensation for equivalent positions in industries from which SUPERVALU draws executive talent as well as a position evaluation designed to achieve internal equity based on job responsibility. The Company's primary market comparison for compensation is the nine companies comprising the peer group for the performance graph on page 19 plus three additional non-grocery distribution companies, all adjusted for size based primarily on market capitalization (collectively, the "Compensation Peer Group"). The Company engaged outside consulting firms to perform this market comparison in each of the past seven years. These market comparisons are the basis for designing the Company's current compensation structure that has a mix of fixed to variable compensation and short-term to long-term incentive potential approximating the mix within the Compensation Peer Group. The market comparisons were performed in each year to ensure that the dollar values of the various plan components as well as total compensation was comparable to that of the Compensation Peer Group. In addition to a review of compensation plan design and compensation levels, the Committee also reviews the Company's performance on a number of key financial measures relative to the Compensation Peer Group plus selected other industry companies.

The variable compensation components of the program are designed so that exec-utives' total compensation will be above that of the Compensation Peer Group when SUPERVALU's performance is superior, and below that of the Compensation Peer Group when performance is below industry norms. This fluctuation in com-pensation value is increased by the substantial use of stock in the program (as described in more detail in the remainder of this report), so that total compensation will significantly increase or decrease in direct relation to SUPERVALU's stock price.

A summary follows which explains the major components of the Executive Compensation Program, including factors and criteria upon which compensation was awarded to the Chief Executive Officer for fiscal 1999.

Annual Compensation

Base Salaries. The base salary levels for executive officers are determined based on three objectives:

 . Internal equity based on job responsibility;

 . Individual performance and experience; and

 . Competitive salary levels with industries from which the Company draws executive talent.

The Company's salary structure is based on the median salary levels of companies in similar industries and size to SUPERVALU. Actual salaries may be set above or below this median depending on individual job performance and experience.

The Committee annually reviews and approves all salary increases for executive officers, other than the CEO. Increases for executives below the CEO level are proposed by the CEO based on performance evaluations, which include both progress on achievement of financial results and a qualitative assessment of performance.

The Chairman of the Committee conducts an annual performance evaluation of the CEO based on written input from all Board members. The following factors are considered in this performance evaluation: financial results, strategic plan-ning, leadership, customer service, succession planning, human resource management/EEO, communications, external relations and Board interface. Salary adjustments for the CEO are made on a biannual or annual basis depending on competitive conditions and practices. In fiscal 1999, Mr. Wright's base salary was increased from $851,760 to $878,778.

Annual Bonuses. All of the Company's executive officers are eligible to receive an annual cash bonus. The annual bonus plan is designed to motivate executives to meet or exceed individual goals and corporate financial goals that support SUPERVALU's business plans. These goals are incorporated into annual performance measures for each executive. Specifically, the annual bonus plan for executive officers is designed to stimulate and reward growth in Company earnings. The Committee assigns target bonus levels to each executive which are competitive with the Compensation Peer Group. Among executive officers, these range from 25% of annual base salary to 70% of annual base salary for the CEO. For officers other than the CEO, ninety percent of this award potential is tied to corporate net profit performance and the remaining ten percent is based on a subjective evaluation of performance relative to personal objectives. The bonus award potential for the CEO is tied solely to corporate net profit performance. Bonus payments increase, as net profit growth meets and exceeds the annual growth rate targeted by the Board. The maximum bonus is limited to twice the target bonus level. Bonuses for the CEO and four other executive officers are paid from a special plan structured so that the payment will be tax deductible as "performance based compensation" under Internal Revenue Code Section 162(m).

Long-Term Incentive Compensation

The Company has implemented a Long-Term Incentive Plan and Stock Option Plans. Together, these plans tie a significant portion of the executives' total compensation to long-term results. The long-term incentive potential is intended to be competitive with programs offered by the Compensation Peer Group.

Long-Term Incentive Plan. The Committee selects Plan participants, approves awards and interprets and administers the Long-Term Incentive Plan. In fiscal 1999, the Committee made awards of "performance shares" to executive officers and profit center presidents. The awards covered the performance period of fiscal year 1999 through fiscal year 2001. Prior awards included the performance periods fiscal year 1998 through fiscal year 1999; and fiscal year 1998 through fiscal year 2000. Such awards are set at levels that are expected to be competitive with long-term compensation offered by the Compensation Peer Group. The Committee determined minimum, target and maximum payout amounts for each participant and awards are earned for officers based on corporate return on invested capital (ROIC) performance relative to pre-set objectives. If these objectives are met or exceeded, and overall corporate sales exceed the Company's sales plan by more than 2%, performance shares earned by ROIC performance may be increased. The awards provide that, if earned, performance shares would be converted to restricted stock that would vest after one year of further employment. Executives who receive restricted stock are motivated to remain with the Company and focus on stockholder value after the award has actually been earned.

The Committee determined minimum, target and maximum payout amounts for each participant for the fiscal 1998 through fiscal 1999 performance period based on corporate ROIC and sales performance for corporate officers, and corporate ROIC/sales and profit center ROIC/sales performance for key profit center executives. Application of the criteria set forth in the awards for the fiscal 1998 through fiscal 1999 performance period resulted in corporate officers earning an aggregate of 170,030 shares of restricted stock and key profit center executives earning an aggregate of 94,887 shares of restricted stock in fiscal 1999. Mr. Wright received a payout of 48,747 shares of restricted stock in fiscal 1999.

Stock Option Plans. The Committee believes that executive gain tied to stock price appreciation is the most effective way of aligning executive and stockholder interests. Two key programs together cause executives to view themselves as owners of a meaningful equity stake in the business over the long term. They are:

 . The executive stock option program; and

 . Stock ownership targets for executive officers.

Annual Option Grants. The Committee makes annual grants of stock options to key employees under established grant guidelines intended to be competitive with the Compensation Peer Group. The Committee also considers subjective factors in determining grant size; grants are not automatically tied to a formula or the optionee's position in the Company. Corporate, profit center or individual performance will impact the size of an optionee's grant. In addition, current ownership of stock is a consideration in the size of option grants for officers and profit center presidents. Based on the stock grant guidelines and the subjective factors described above, annual grant recommendations are developed by management, reviewed by the Chief Executive Officer and presented to the Committee for final approval.

Stock options are granted with an exercise price equal to the market price of the Company's stock on the date of grant. In order to encourage option exercise and share ownership, SUPERVALU also permits executives to exercise options using shares of SUPERVALU stock to pay the exercise price and tax withholdings. Upon such exercise, SUPERVALU grants the executive a restoration stock option (commonly referred to as a reload option) for that number of shares surrendered. Reload options are exercisable at the then current market price and extend for the remainder of the original option's term.

CEO Stock Option Awards. The Board awarded Mr. Wright a stock option grant of 200,000 shares in April 1998 based upon his performance as reviewed by the Board and the criteria described above under "Long-Term Incentive Compensation--Stock Option Plans-- Annual Option Grants." In addition, in December 1998, the Board awarded Mr. Wright a special premium price stock option grant for 1,400,000 shares, subject to stockholder approval of an amendment of the 1993 Stock Plan to increase the award limitations under that plan for Mr. Wright for the 1998 calendar year. The premium price option was granted with an exercise price equal to the greater of $40 (approximately 156% of the market price of SUPERVALU Common Stock on the date of grant) or the market price of SUPERVALU Common Stock on the date of the 1999 Annual Stockholder's Meeting. The vesting of the option award is contingent on Mr. Wright remaining an employee of the Company with the title of either "Chairman and CEO" or "Chairman" through March 1, 2002, and the Company achieving either one of two performance hurdles: (a) either the market price of SUPERVALU Common Stock exceeds the option exercise price for 10 consecutive trading days prior to February 28, 2003 or (b) the net income growth of the Company during fiscal 2000--2003 must exceed 12.5% compounded annually, subject to a minimum ROIC threshold. No vesting of the options will occur prior to March 1, 2002, except in the event Mr. Wright's employment is terminated because of death, permanent disability or termination without cause. No restoration stock option or reload treatment is available for this award. The size of this special grant was derived from adding three years of competitive option grants and the three-year projected value of Mr. Wright's long-term incentive plan potential, adjusted for the lower value of a premium price option attributable to the performance vesting risk and an exercise price well in excess of the current market price. Because of the three-year front load of competitive long-term compensation value, it is currently anticipated that this premium price option grant will replace annual option grants and long-term incentive plan performance share awards to Mr. Wright for the next three years. The "value" of this grant therefore approximates three years of competitive long-term incentive value (options plus long-term incentive plan) for Mr. Wright, but provides greater upside gain potential and greater downside risk (likelihood of no gain). The grant size and exercise price are such that gain potential from this award will only exceed the gain potential of the former program when the stock price substantially exceeds the premium price option exercise price. The Committee's rationale for this premium price stock option award was to put maximum emphasis on stock price performance over the next four years, with a corresponding significant incentive potential tied to a high rate of stock price growth. Stockholders must receive a significant return on their investment before this option will generate any gains for Mr. Wright. The Committee was advised by SCA Consulting in determining the number and design of the option grant.

Restricted Stock Unit Awards. In October of 1997, the Committee approved a special award of restricted stock units to two executive officers. The objective of this special grant was to incent these key executive officers to remain with the Company. These stock units vest in installments when the recipient attains the age of 56, and fully vest when the recipient attains age 58 (both officers are currently age 52). The restricted stock units will be paid out in SUPERVALU stock upon attainment of the later of age 60 or one year following retirement, provided the non-compete provisions of the agreement have been adhered to between the vesting and payout dates.

Stock Ownership Guidelines

Stock ownership guidelines for executive officers have been established so that they face the same downside risk, and upside potential, as stockholders experience. Executives are expected to show significant progress toward reaching these ownership goals. The goal for the CEO is six times annual base salary, excluding vested and unexercised stock options. Mr. Wright's current stock ownership is in excess of nine times his base salary, excluding vested and unexercised stock options.

Other Compensation Actions

During fiscal 1998, the Committee restructured the CEO's benefits under the Supplemental Executive Retirement Plan by substantially reducing such benefits and applying the resulting savings to fund a split-dollar life insurance program for the CEO. The split-dollar life insurance program has a more favorable long term expense impact on the Company than would have been the case with continuation of the prior pension benefits. This new program went into effect in fiscal 1999.

As part of the terms of employment, the Committee approved a special retirement agreement with Mr. William Bolton, Executive Vice President, President and Chief Operating Officer--Retail Food Companies, granting him supplemental retirement plan credited service equal to two years of credited service for each year of employment subject to offset by the earned qualified retirement plan benefit and all vesting conditions of the qualified retirement plan. This agreement was made in recognition of the fact that Mr. Bolton was hired later in his career and would not be able to derive much benefit from SUPERVALU's qualified retirement plan.

Policy Regarding Applicable Tax Code Provision

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table unless certain conditions are met. The Committee makes every reasonable effort to preserve this tax deduction consistent with the principles of the Executive Compensation Program.

Conclusion

The Committee believes that the caliber and motivation of executive management is fundamentally important to the Company's performance. The Committee plays a very active role in ensuring that SUPERVALU's compensation plans implement its key compensation principles. Independent compensation consultants have as-sisted the Committee in designing these plans, assessing the effectiveness of the overall program and keeping overall compensation competitive with that of relevant peer companies. Total compensation is intended to be above industry averages when performance is superior, and below competitive levels when per-formance is below expected levels or SUPERVALU stock fails to appreciate. The Committee believes that the Executive Compensation Program has been a substan-tial contributor toward motivating executives to focus on the creation of stockholder value.

Respectfully submitted,

Edwin C. Gage, Chairman
Herman Cain
Lawrence A. Del Santo
William A. Hodder
Richard L. Knowlton
Carole F. St. Mark

PERFORMANCE GRAPH
-------------------------------------------------------------------------------

The following graph compares the cumulative total stockholder return on SUPERVALU's Common Stock for the last five fiscal years with that of the S&P 500 Stock Index and a group of peer companies in the wholesale and retail grocery industries. The graph assumes the investment of $100 in each company on February 27, 1994 and the reinvestment of all dividends on a quarterly basis. The stock price performance shown on the graph below is not a projection of future price performance.

                Comparison of Five-Year Cumulative Total Return
       SUPERVALU INC., S&P 500 Stock Index and Composite Peer Group (1)

                             [GRAPH APPEARS HERE]

                                     1994    1995   1996   1997   1998    1999
                                    ------- ------ ------ ------ ------- -------
SUPERVALU.......................... $100.00 $71.95 $93.02 $92.42 $145.74 $151.66
S&P 500............................  100.00 107.30 144.42 182.11  245.72  294.19
Peer Group.........................  100.00  91.09 117.15 130.81  169.39  174.35

--------
(1)The composite peer group is comprised of the following food wholesalers and food retailers: Albertson's, Inc., American Stores Company, Fleming Companies, Inc., Food Lion, Inc., Great Atlantic & Pacific Tea Company, The Kroger Company, Nash Finch Company, Richfood Holdings Inc. and Safeway Inc. The returns of the peer group companies were weighted based on their respective market capitalization and on the relative percentage of SUPERVALU's operating profit realized from wholesale and retail food operations (excluding fiscal 1995 restructuring charges) for each year. The performance graph indicates results calculated to the last business day in February each year.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)
-------------------------------------------------------------------------------
The Company is seeking the ratification by the stockholders of its appointment of KPMG Peat Marwick LLP ("KPMG") to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending February 26, 2000. A representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement and to respond to questions.

The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors.

Change in Accountants. On May 8, 1998, the Company determined not to re-engage its former independent auditors, Deloitte & Touche LLP ("Deloitte") and appointed KPMG as its new independent auditors, effective immediately. This determination followed the Company's decision to seek proposals from independent accounting firms, including Deloitte, with respect to the engagement of independent accountants to audit the Company's financial statements for the fiscal year ending February 27, 1999. The decision not to re-engage Deloitte and to retain KPMG was approved by the unanimous consent of the Company's Board of Directors upon the recommendation of its Audit Committee.

The reports of Deloitte on the financial statements of the Company for its fiscal years ended February 28, 1998 (fiscal 1998) and February 22, 1997 (fiscal 1997) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 1998 and fiscal 1997 and the interim period from February 28, 1998 through May 8, 1998, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports (a "Disagreement") and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a "Reportable Event").

The Company had not, during fiscal 1998 and fiscal 1997 or the interim period from February 28, 1998 through May 8, 1998, consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with Deloitte or a Reportable Event.

The Company reported the change in accountants on Form 8-K on May 12, 1998. The Form 8-K contained a letter from Deloitte addressed to the Securities and Exchange Commission stating that it agreed with certain of the above statements, and had no basis to agree or disagree with the remaining statements.

PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE SUPERVALU INC. 1993 STOCK PLAN (ITEM 3)
-------------------------------------------------------------------------------
Background of Proposed Amendment. The Board of Directors recommends that the stockholders approve an amendment to Section 4(d) of the 1993 Stock Plan, as amended (the "Plan"), to increase the award limitations from 500,000 to 1,810,000 shares for the Chief Executive Officer for stock awards made to him during the 1998 calendar year. The Plan has previously been approved by the stockholders.

On December 16, 1998, the Board of Directors awarded Mr. Michael W. Wright, Chairman, President and Chief Executive Officer of the Company, a 1,400,000 share premium price stock option under the Plan, subject to stockholder approval of the above mentioned amendment. See the additional discussion of such grant under the heading "Report of Executive Personnel and Stock Option Committee--Long-Term Incentive Compensation--CEO Stock Option Awards."

Summary of Plan. A copy of the amended Plan is attached as Exhibit A to this Proxy Statement. This discussion is only a summary. You should refer to the Plan for more complete information.

Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining key management employees and non-employee directors of the Company capable of assuring the future success of the Company, to offer such individuals incentives to put forth maximum efforts for the success of the Company's business and to afford such individuals an opportunity to acquire a proprietary interest in the Company.

Administration. The Plan is administered by the Executive Personnel and Compensation Committee. The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards and the number of shares of Common Stock covered by awards and to set the terms and conditions of awards. The Committee has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding. The Committee may delegate its authority to one or more officers; provided, however, that the Committee may not delegate its authority with regard to executive officers or directors of the Company. Grants made to non-employee directors are determined by either the full Board of Directors of the Company, upon recommendation of the Director Affairs Committee, or a subcommittee of the Director Affairs Committee comprised solely of non-employee directors.

Eligible Participants. Any employee, officer, consultant, independent contractor or non-employee director of the Company and its affiliates selected by the Committee is eligible to receive awards under the Plan. The Committee limits eligibility to the key management group, defined by level of job responsibility. There were approximately 710 persons as of April 1, 1999 who were eligible as a class to receive awards under the Plan.

The following table sets forth the number of shares of SUPERVALU Common Stock covered by options or other awards granted under the Plan during the 1999 fiscal year. Awards to the most highly compensated executive officers are set forth in the Summary Compensation Table on page 9.

                                       No. of
                            No. of     Shares
                            Shares   Underlying
        Name and          Underlying Restricted
   Principal Position      Options   Stock Units
   ------------------     ---------- -----------
All current Executive
 Officers as a Group....  3,550,452    100,000

All current Non-Employee
 Directors as a Group...     20,266          0

All Employees as a Group
 (excluding Executive
 Officers)..............  1,914,351          0

The number and type of awards that will be granted in the future under the Plan to officers, employees and non-employee directors are not determinable as the Committee will make such determinations in its discretion.

Types of Awards. The Plan permits the grant of a variety of different types of awards:

 . Stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code, stock options that are not ISOs ("Non-qualified Stock Options") and restoration options;

 . Stock appreciation rights ("SARs");

 . Restricted stock;

 . Stock units;

 . Performance awards; and

 . Other awards valued in whole or in part by reference to or based on SUPERVALU's stock.

The following types of awards have been made under the Plan:

 . Stock options (which may include limited SARs for officers); and

 . Restricted stock and restricted stock units.

Awards may be granted for any amount of cash consideration or for no cash consideration so long as legal requirements are met. The exercise price per share under any stock option and the grant price of any SAR may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option or SAR.

Stock Options. Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the Committee, by using shares of Common Stock or other consideration having a fair market value equal to the exercise price. The Committee may grant restoration options with terms and conditions established by the Committee. Restoration options are granted when a participant pays the exercise price of the option by using previously owned shares of Common Stock. The new option would be for that number of shares surrendered to pay the exercise price and any tax withholding.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value of a specified number of shares over the grant price of the SAR.

Restricted Stock. Shares of restricted stock and restricted stock units may be awarded subject to such restrictions and other terms and conditions as the Committee may impose. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units would have the right to receive shares of Common Stock at some future date.

Other Awards. Performance awards provide the right to receive awards upon the achievement of the goals established by the Committee. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock or restricted stock, or other securities or property.

Maximum Number of Shares. Currently, up to 9,600,000 shares of the Company's Common Stock may be issued as awards under the Plan (subject to certain adjustments). If any shares to which an award relates are forfeited, or if an award is otherwise terminated then the number of shares with respect to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Plan. As of April 1, 1999, 3,071,136 shares had been issued, 5,585,069 shares were subject to outstanding awards, and 943,795 shares were available for future grants. As of April 1, 1999, approximately 460 employees held awards under the Plan.

The closing price of SUPERVALU Common Stock on April 1, 1999, as reported on the New York Stock Exchange, was $21.875 per share.

Adjustments. The Committee may make adjustments to awards under the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available if any corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate.

Term. The Plan terminates on April 13, 2003, and no awards may be made after that date.

Amendments. The Board of Directors may amend, alter or discontinue the Plan at any time, provided that stockholder approval must be obtained in certain events.

Federal Income Tax Consequences. The following is a summary of the principal federal income tax consequences generally applicable to options and SARs under the Plan.

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that a liability may arise for alternative minimum tax), and the Company will not be entitled to a tax deduction when an ISO is exercised. When a participant exercises a Non-qualified Stock Option, the optionee must recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price, and the Company will be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequences to a participant upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising a Non-qualified Stock Option or SAR. If shares acquired on the exercise of an ISO are held for at least one year after exercise and two years from the date the ISO was granted, the optionee will recognize long term capital gain or loss in an amount equal to the difference between the option price for the shares and the sale price. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of ISO shares before the applicable ISO holding periods have been satisfied.

The Board of Directors recommends a vote "FOR" the proposal to amend the 1993 Stock Plan.

OTHER INFORMATION
-------------------------------------------------------------------------------
SUPERVALU Mailing Address

The Company's mailing address is: P.O. Box 990, Minneapolis, MN 55440.

Stockholders Proposals for 2000 Annual Meeting

All proposals of stockholders that are requested to be included in the Company's proxy statement for the 2000 Annual Meeting must be received by the Corporate Secretary on or before January 11, 2000, to be included.

Any other stockholder proposals to be presented at the 2000 Annual Meeting must be given in writing to the Secretary of the Company and received at the principal executive offices of the Company no later than the close of business on March 1, 2000 nor earlier than January 31, 2000. The proposal must contain specific information required by the Company's Restated Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

Director Nominations

In accordance with procedures set forth in the Company's Bylaws, stockholders may propose nominees for election to the Board of Directors by timely written notice to the Corporate Secretary, generally no less than sixty days and no more than ninety days prior to the first anniversary date of the last annual meeting.

Expenses of Solicitation

This solicitation of proxies is being made by SUPERVALU and it pays the cost of soliciting proxies. The Company arranges with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company reimburses them for their expenses. In addition to solicitation by mail, proxies may be solicited by SUPERVALU employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. The Company has also retained Georgeson & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $10,000 plus out-of-pocket expenses.

Compensation Committee Interlocks and Insider Participation

As indicated above, Edwin C. Gage (Chairman), Herman Cain, Lawrence A. Del Santo, William A. Hodder, Richard L. Knowlton and Carole F. St. Mark served as members of the Executive Personnel and Compensation Committee during fiscal 1999. The members of the Committee do not participate in any interlocking directorships. Mr. Gage and certain family members, as trustees for revocable trusts, are general partners, among others, of Carlson Real Estate Company, a limited partnership which leases a retail supermarket in Shakopee, Minnesota, to the Company for a term ending in 2008, with options to renew. The annual rental is $224,000, increasing to $232,000 in 2003, which the Company believes to be a fair market rental. The leased premises are subleased to an independent retail supermarket operator.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file reports of stock ownership and changes in ownership. To the best of the Company's knowledge, there were no late or inaccurate filings in fiscal 1999. In making this statement, the Company has relied upon written representations of its directors and executive officers.

                                                                      EXHIBIT A

                                SUPERVALU INC.

                                1993 STOCK PLAN

SECTION 1. PURPOSE.

  The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining key management personnel and non-employee directors of the Company capable of assuring the future success of the Company, to offer such individuals incentives to put forth maximum efforts for the success of the Company's business and to afford such individuals an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.

  As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

    (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

    (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

    (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3.

    (f) "Company" shall mean SUPERVALU INC., a Delaware corporation, and any successor corporation.

    (g) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate, who the Committee determines to be an Eligible Person, or any director of the Company who is not an employee of the Company or an Affiliate.

    (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the average of the opening and closing sale price of the Shares as reported on the New York Stock Exchange on such date or, if such Exchange is not open for trading on such date, on the day closest to such date when such Exchange is open for trading.

    (i) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    (j) "Non-Qualified Stock Option" shall mean an option granted under
  Section 6(a) of the Plan that is not intended to be an Incentive Stock
  Option.

    (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

    (l) "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

    (m) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

    (n) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

    (o) "Person" shall mean any individual, corporation, partnership, association or trust.

    (p) "Plan" shall mean this 1993 Stock Plan, as amended from time to time.

    (q) "Restoration Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

    (r) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

    (s) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

    (t) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

    (u) "Shares" shall mean shares of Common Stock, $1.00 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

    (v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION.

  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

  (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

  (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

  (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 9,600,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

  (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

  (d) Award Limitations Under the Plan. No Eligible Person, who is an employee of the Company at the time of grant, may be granted any Option, Stock Appreciation Right and such Other Stock-Based Award (the value of which is based solely on an increase in the value of the Shares after the date of grant) for more than 500,000 Shares (subject to adjustment as provided for in
Section 4(c)), taking into account all such awards granted by the Company pursuant to any of its stock option compensation plans, in any calendar year period beginning with the period commencing January 1, 1997. Notwithstanding, the foregoing, the above mentioned annual limitation shall be increased to 1,810,000 Shares (subject to adjustment as provided for in Section 4(c)) for awards made to the Chief Executive Officer of the Company during only the calendar year that commenced on January 1, 1998. The foregoing annual limitations specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY.

  Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

    (ii) Option Term. The term of each Option shall be fixed by the Committee.

    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the option to which such Restoration Option relates is made by the delivery or withholding of Shares pursuant to the relevant provisions of the plan or agreement relating to such option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Restoration Option relates, (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Restoration Option relates, and (C) the number of previously owned Shares, if any, tendered as payment for additional tax obligations of the Participant in connection with the exercise of the option to which such Restoration Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Restoration Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the Plan or any other stock option plan of the Company at the time of such grant.

  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

    (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

  (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

  (f) General.

    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

    (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

    (v) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AMENDMENT AND TERMINATION; ADJUSTMENTS.

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

    (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

    (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

    (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

  (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

  (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. INCOME TAX WITHHOLDING AND PAYMENT.

  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. In addition to the amounts required to be withheld to pay applicable taxes, subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, the Committee may permit the Participant to elect to deliver to the Company Shares (other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award) with a Fair Market Value equal to the amount of such additional federal and/or state income taxes imposed on the Participant in connection with the exercise of the Award. All elections, if any, must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 9. GENERAL PROVISIONS.

  (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

  (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

  (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

  (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

  (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. EFFECTIVE DATE OF THE PLAN.

  The Plan shall be effective as of April 14, 1993, subject to approval by the stockholders of the Company within one year thereafter.

SECTION 11. TERM OF THE PLAN.

  Unless the Plan shall have been discontinued or terminated as provided in
Section 7(a), the Plan shall terminate on April 13, 2003. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                                                            Printed with soy
                                                             based inks on
                                                                recycled
                                       paper containing at least 10% fibers from
                                                           paper recycled by
                                                               consumers.

                                 SUPERVALU INC.
                  June 30, 1999 Annual Meeting of Stockholders

                     The Radisson Hotel South & Plaza Tower
                           7800 Normandale Boulevard
                       Bloomington, Minnesota 55439-3145
                                  612-835-7800


     The Annual Meeting will begin at 10:30 a.m. at the Radisson Hotel South & Plaza Tower. Refreshments will be available before and after the Annual Meeting.




                               [MAP APPEARS HERE]



--------------------------------------------------------------------------------

                                 SUPERVALU INC.
                  JUNE 30, 1999 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is solicited on behalf of the Board of Directors of the Company.

     The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the meeting. All former proxies are revoked. If not otherwise specified, shares will be voted as recommended by the Board of Directors.

o Voting by Mail. If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

o Voting by Telephone. If you wish to vote by telephone, please follow the instructions on the reverse side of this card; if you vote by telephone you do not need to return the proxy card.

o Voting by Internet. If you wish to vote by Internet, please follow the instructions on the reverse side of this card; if you vote by Internet you do not need to return the proxy card.

o SUPERVALU Employees. If you are a current or former employee of SUPERVALU and have an interest in SUPERVALU common stock through a SUPERVALU employee benefit plan, your interest as of May 3, 1999 is shown on this card. Your vote will provide voting instructions to the Trustees of the plans. If no instructions are given, the Trustees will vote the shares pursuant to the terms of the plans.

  Please mark this proxy as indicated on the reverse side to vote on any item.


                  (Continued and to be signed on other side.)

                                                         COMPANY #
                                                         CONTROL #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE   TOLL FREE    1-800-240-6326  QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

o    Follow the simple instructions provided.

o Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.


VOTE BY INTERNET http://www.eproxy.com/svu/ QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

o Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SUPERVALU INC., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

NOTE: The deadline for electronic voting by telephone or Internet is 11:59 p.m.
(CDT), Monday, June 28, 1999.




    IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD.

                               Please detach here
--------------------------------------------------------------------------------

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1.  ELECTION OF DIRECTORS: 01 Edwin C. Gage        02 Garnett L. Keith, Jr.
                           03 Richard L. Knowlton  04 Carole F. St. Mark

          [ ] Vote FOR            [ ]  Vote WITHHELD
              all nominees             from all nominees


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  APPOINTMENT OF INDEPENDENT AUDITORS

     [ ]  For     [ ]   Against         [ ]  Abstain

3.  AMENDMENT TO THE SUPERVALU 1993 STOCK PLAN

     [ ]  For     [ ]   Against         [ ]  Abstain

4.  I PLAN TO ATTEND THE MEETING

     [ ]  Yes     [ ]  No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box [ ]  Indicate changes below:


                                             Date__________________________


                                             ______________________________

                                             ______________________________

                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.

--------------------------------------------------------------------------------


SUPERVALU INC.
JUNE 30, 1999 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors of the Company.

The stockholder(s) named on this card hereby appoint Michael W. Wright and John
P. Breedlove, and each of them, as their proxy, with power of substitution to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the meeting. All former proxies are revoked. If not otherwise specified, shares will be voted as recommended by the Board of Directors.

  Please mark this proxy as indicated on the reverse side to vote on any item.


                  (Continued and to be signed on other side.)

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1.  ELECTION OF DIRECTORS: 01 Edwin C. Gage        02 Garnett L. Keith, Jr.
                           03 Richard L. Knowlton  04 Carole F. St. Mark

          [ ] Vote FOR            [ ]  Vote WITHHELD
              all nominees             from all nominees


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  APPOINTMENT OF INDEPENDENT AUDITORS

     [ ]  For     [ ]   Against         [ ]  Abstain

3.  AMENDMENT TO THE SUPERVALU 1993 STOCK PLAN

     [ ]  For     [ ]   Against         [ ]  Abstain

4.  I PLAN TO ATTEND THE MEETING

     [ ]  Yes     [ ]  No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box [ ]  Indicate changes below:


                                             Date__________________________


                                             ______________________________

                                             ______________________________

                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.